                              [LOGO]TCG

                                                                 April 10, 1997

Dear Teleport Communications Group Inc.
 Shareholder:

  On behalf of the Board of Directors, I cordially invite you to attend the 1997 Annual Meeting of Stockholders of Teleport Communications Group Inc., which will be our first.

  The meeting will be held on Thursday, May 14, 1997, at 1:30 p.m. eastern daylight time ("EDT") at The Nassau Inn, 10 Palmer Square, Princeton, New Jersey.

  I urge you to attend the meeting, if at all possible, since it provides an opportunity to discuss our company with its management, in person. If you cannot attend in person, please vote your preference on the enclosed proxy card and return it promptly.

  It is important that your shares be voted, whether in person or by proxy. Your participation in our company's business through our annual meetings is an essential part of our company's governance.

  I look forward to seeing you.

                                          Sincerely,

                                          /s/ Bob Annunziata
                                          ------------------------------------
                                          Robert Annunziata
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                                   [LOGO]TCG

                      TELEPORT COMMUNICATIONS GROUP INC.
                              ONE TELEPORT DRIVE
                         STATEN ISLAND, NEW YORK 10311

                     NOTICE OF ANNUAL STOCKHOLDERS MEETING

To Our Stockholders:

  The annual meeting of the stockholders of Teleport Communications Group Inc. (the "Company") will be held on May 14, 1997 at 1:30 p.m., EDT, at The Nassau Inn, 10 Palmer Square, Princeton, New Jersey 08542. The items of business to be transacted at this meeting are as follows:

    1. To elect a Board of Directors for the ensuing year;

    2. To act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1997;

    3. To vote on the adoption of the 1997 Employee Stock Purchase Plan, a copy of which is attached as Exhibit A to the Proxy Statement;

    4. To vote on the adoption of the Restricted Stock and Bonus Plan, a copy of which is attached as Exhibit B to the Proxy Statement; and

    5. To transact such other business as may properly come before the meeting.

  The Board of Directors has specified March 24, 1997 at the close of business, as the record date for the purposes of determining the stockholders who are entitled to receive notice of and to vote at the annual meeting. The Proxy Statement for the Annual Meeting is set forth on the following pages.

                                          By order of the Board of Directors

                                          /s/ John W. Thomson
                                          ----------------------------------
                                          John W. Thomson
                                          Vice President and Secretary

Dated and mailed: April 10, 1997

                                   IMPORTANT

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS. ACCORDINGLY, YOU ARE URGED TO PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                      TELEPORT COMMUNICATIONS GROUP INC.

                              ONE TELEPORT DRIVE
                         STATEN ISLAND, NEW YORK 11301

                                PROXY STATEMENT

  This Proxy Statement and the accompanying Proxy are being mailed April 10, 1997, to holders of Common Stock of Teleport Communications Group Inc., a Delaware corporation (the "Company"), in connection with the solicitation of Proxies by the Board of Directors for the Company's 1997 Annual Meeting to be held on Wednesday, May 14, 1997 and at any adjournment(s) or postponement(s) thereof (the "Meeting"). Proxies are solicited to provide all stockholders of the Company with the opportunity to vote. Shares may be voted at the Meeting only if the stockholder is present in person or represented by a Proxy.

  The cost of preparing, mailing and soliciting Proxies will be borne by the Company. Arrangements have been made with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals, and the Company will reimburse them for their expenses.

  Stockholders of record at the close of business on March 24, 1997 are entitled to receive notice of and to vote at the Meeting. The Company has two classes of capital stock outstanding: Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share. Each share of Class A Common Stock of the Company outstanding on the record date is entitled to one vote, and each share of Class B Common Stock of the Company outstanding on the record date is entitled to ten votes. As of the close of business on March 24, 1997 there were outstanding and entitled to vote 37,583,867 shares of Class A Common Stock and 127,274,632 shares of Class B Common Stock.

  The stockholder giving the Proxy may revoke it by (i) delivering a written notice of revocation to the Secretary of the Company at the Company's headquarters at One Teleport Drive, Staten Island, New York 11301 at any time before the commencement of the Meeting or any adjournment or postponement thereof; (ii) attending the Meeting and voting in person; or (iii) executing and delivering to the Secretary of the Company a Proxy bearing a time and date later than that of the Proxy to be revoked. Receipt of revocation of the Proxy after the Meeting will not affect any vote previously taken at the Meeting.

  This Meeting has been called for the purposes set forth in the Notice of Annual Meeting (the "Notice") to which this Proxy Statement is appended. The Board of Directors does not anticipate that matters other than those described in the Notice will be brought before the Meeting for stockholders action, but if any other matters properly come before the Meeting, votes thereon will be cast by the persons named in the enclosed Proxy at their discretion.

                             ELECTION OF DIRECTORS
                               (PROPOSAL NO. 1)

  Thirteen directors are to be elected at the Meeting, each to serve for a term of one year and thereafter until their successors are duly elected and qualified. All of the nominees are presently directors of the Company.

  Unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees as directors of the Company. If any one or more of the nominees becomes unavailable for election, which is not anticipated, the holders of the Proxies, acting pursuant to the authority granted by the Proxy, will vote for such person or persons as may be designated by the Board of Directors.

  The name of each nominee, the year each present director first joined the Board, and the nominees' principal occupations and ages are set forth below.

  Robert Annunziata, 48, has been Chairman of the Board since 1990 and a director since 1984. See "--Executive Officers" for a description of Mr. Annunziata's business experience.

  Brendan R. Clouston, 43, has been a director since April 1996. Prior to that time, he was a director of the Company from November 1992 to October 1995. Mr. Clouston has been Executive Vice President and Chief Financial Officer of Tele-Communications, Inc. ("TCI") since February 1997. Before that, Mr. Clouston had been Executive Vice President of TCI and President and Chief Executive Officer of TCI Communications, Inc. ("TCIC") since January 1994. Prior to that, he had been Executive Vice President and Chief Operating Officer of TCI since March 1992 and Senior Vice President of TCI since December 1991. From 1987 through 1991, Mr. Clouston served in various executive positions with United Artists Entertainment Company and its predecessor, United Artists Communications, Inc., most recently as Executive Vice President and Chief Financial Officer. He is a director of the Kaitz Foundation.

  John R. Dillon, 55, has been a director since December 1991. Mr. Dillon was Senior Vice President and Chief Financial Officer of Cox Enterprises, Inc. ("CEI") since 1990 and retired on December 31, 1996. He continues to serve as a consultant to Cox and joined Cravey, Green & Whalen, a private equity firm, as Managing Director in February, 1997. He is also a director of CEI, Cox Communications Inc. ("Cox") and the Georgia Center for Advanced Telecommunications Technology.

  Gerald W. Gaines, 40, has been a director since November 1994. Mr. Gaines has been Senior Vice President of Telephony Services for TCI since 1994. Prior to that, he had been President of GCG Inc., a management services firm servicing the telecommunications industry, since 1991.

  Jimmy W. Hayes, 44, has been a director since August 1996. He joined CEI in 1980 as Accounting Manager. He was promoted in May 1981 to Assistant Controller in December of that year. He was named a corporate officer in December 1982, and promoted to Vice President of Finance of Cox in August 1989. He was promoted to Senior Vice President, Finance and Chief Financial Officer of Cox in January 1992. Prior to joining CEI, Mr. Hayes was an Audit Manager with Price Waterhouse & Company in Atlanta.

  James Bruce Llewellyn, 68, has been a director since June 1996. He has been the Chairman of the Board of the Philadelphia Coca-Cola Bottling Company since 1988. Prior to 1988, he was the principal stockholder and chairman of an ABC television network affiliate in Buffalo, New York and partner in the Washington, D.C. law firm of Dickstein, Shapiro & Morin. He serves on the Board of Directors of Chase Manhattan Corporation, Coors Brewing Company and Essence Communications, Inc. From 1989 to 1994, he also served as the Chairman of Garden State Cablevision, Inc.

  James O. Robbins, 54, has been a director since April 1996. Mr. Robbins has served as President and Chief Executive Officer of Cox since May 1994. Prior to that, Mr. Robbins had been President of Cox since 1985. Mr. Robbins has been a director of Cox since May 1994. Mr. Robbins is a member of the Executive Committee of the National Cable Television Association. Mr. Robbins also serves as a director to TeleWest Communications plc and NCR Corporation and is a representative on the Partnership Board of Sprint Spectrum Holding Company, L.P., the general partner of Sprint Spectrum L.P.

  Brian L. Roberts, 37, has been a director since April 1996. Mr. Roberts has been President of Comcast Corporation ("Comcast") since 1990 and a director of Comcast since 1987. He is also a director of Comcast UK Cable Partners Limited, and Storer Communications, Inc.

  C.B. Rogers, Jr., 67, has been a director since June 1996. He has been Chairman of Equifax Inc. since 1992. He was Chief Executive Officer of Equifax Inc. from 1989 to December 1995. He is Chairman of the Board of Directors and the Executive Committee of Equifax Inc. Mr. Rogers is a former Senior Vice President of

International Business Machines Corporation where he was employed for 33 years before joining Equifax Inc. in 1987. He also serves on the Board of Directors of Sears, Roebuck & Co., Briggs & Stratton Corporation, Oxford Industries, Inc. and Dean Witter, Discover & Co.

  Larry E. Romrell, 57, has been a director since April 1996. Prior to that time, he was a director of the Company from November 1992 to October 1995. Mr. Romrell has been Executive Vice President of TCI since January 1994 and President of TCI Technology Ventures since September 1994. Prior to that, he had been Senior Vice President of TCIC from 1991 to October 1994. Mr. Romrell previously held various executive positions with WestMarc Communications, Inc., a subsidiary of TCI.

  Lawrence S. Smith, 48, has been a director since May 1993. Mr. Smith has been Executive Vice President of Comcast since January 1996. Prior to that, he had been Senior Vice President of Accounting and Administration for Comcast for more than five years. Mr. Smith is a director of Comcast UK Cable Partners Limited and a Partnership Board Representative of Sprint Spectrum Holding Company, L.P.

  Bernard W. Schotters, 52, has been a director since August 1996. He was appointed Senior Vice President--Finance and Treasurer of TCIC in October 1991. Previously he served as TCI's Vice President--Finance. Mr. Schotters is currently a member of the National Association of Securities Dealers 1994 Issuer Affairs Committee and functions in a consultative capacity to the National Cable Television Association (NCTA). Prior to joining TCI in 1983, Mr. Schotters was Vice President of Wells Fargo Bank where he was involved in commercial lending activities.

  David M. Woodrow, 51, has been a director since November 1992. Mr. Woodrow has been Senior Vice President of Broadband Services for Cox since 1994. Prior to that, he had been Senior Vice President of Operations for Cox since 1989. Mr. Woodrow is a director of Cellular Telephone Industry Association.

                              EXECUTIVE OFFICERS

  The name, age and business experience of each of the Company's executive officers are as follows (each of these individuals was designated by the Company's Board of Directors as an executive officer during 1996, with the exception to Marsha Gewirtzman, who is expected to be designated by the Board of Directors as an executive officer as of April 1, 1997):

  Robert Annunziata, 48, has been Chairman of the Board since 1990 and President and Chief Executive Officer since 1985. Prior to that, Mr. Annunziata had been Senior Vice President and Chief Operating Officer since 1983. He has been a director of the Company since 1984. He has 30 years of experience in the telecommunications industry, including 17 years in a variety of operations and marketing positions with AT&T. He has served as President of the World Teleport Association ("WTA") from 1987 to 1991 and remains a WTA director. He currently serves on the New York State Governor's Advisory Board on Telecommunications, the New York City Mayor's Alliance for International Business and the Board of Directors of YMCA of New York City.

  Robert C. Atkinson, 45, has been Senior Vice President--Legal, Regulatory and External Affairs since February 1990. Prior to that, he had been Vice President--Regulatory and External Affairs since 1985. Prior to joining the Company, Mr. Atkinson held various business development, regulatory and government relations positions at ITT World Communications Inc., Satellite Business Systems, GTE Sprint and RCA Global Communications, Inc. He was a founder and first President of the Association for Local Telecommunications Services, the competitive local exchange carrier trade association.

  Joel D. Gross, 42, has been Senior Vice President--Corporate Development since February 1993. Prior to that, he had been Vice President and Senior Securities Analyst--Telecommunications for Donaldson, Lufkin & Jenrette Securities Corporation since 1987 and Vice President and Senior Securities Analyst--

Telecommunications for Dean Witter since 1985. Prior to that, Mr. Gross held a variety of management positions at AT&T spanning 8 years. Mr. Gross serves on the Board of Directors of BizTel Communications, Inc.

  Alf T. Hansen, 54, has been Senior Vice President--National Operations since February 1993. Prior to that, he had been Vice President--National Operations since March 1990 and Vice President--Engineering and Operations since March 1989. Prior to joining the Company, Mr. Hansen worked at AT&T for 22 years in various managerial positions.

  J. Curt Hockemeier, 48, is Senior Vice President--Network Services. Mr. Hockemeier joined the Company in January 1993. Prior to that, he had been Vice President and General Manager of Cox Cable Oklahoma City since 1983.

  Marvin L. Lindsey, 56, has been Senior Vice President--Engineering and MIS since December 1993. Prior to that, he had been an independent telecommunications consultant for various large international telecommunications companies since July 1991. Mr. Lindsey was Service Vice President of AT&T's Business Communications organization from April 1987 to July 1991 and worked more than 28 years in various technical and operations positions with AT&T.

  Stuart A. Mencher, 57, has been Senior Vice President--National Sales and Marketing since February 1994. Prior to that, he had been Senior Vice President--New York Operations since February 1993 and Vice President and General Manager of TCNY since June 1992. From June 1991 until May 1992, Mr. Mencher worked as an independent consultant in the international telecommunications industry. From March 1987 to January 1990, Mr. Mencher served as a Senior Vice President of MCI Telecommunications Corp., primarily responsible for sales and marketing, and, from February 1990 to May 1991, he served as Senior Vice President of the U.S. Distribution Division of Motorola/Codex Corp. Prior to joining MCI, Mr. Mencher served in a variety of senior sales and marketing management positions with AT&T Information Systems following almost sixteen years of sales and marketing management experience with IBM's Data Processing Division.

  John A. Scarpati, 45, has been Senior Vice President and Chief Financial Officer since March 1990. Mr. Scarpati has held various executive positions since joining the Company in August 1984, including Vice President, Chief Financial Officer, Treasurer and Controller. Mr. Scarpati is a director of BizTel Communications, Inc. He was a director of the Company in 1991. He is also a Certified Public Accountant.

  Kenneth A. Shulman, 43, has been Senior Vice President--Technology since August 1995. Prior to that, he had been Vice President of Applied Research and Development since February 1994, Vice President of Technology and Network Planning since October 1991, Director, Engineering and Technology since June 1990 and Director, Research and Technology since November 1989. Prior to joining the Company in 1987, Mr. Shulman held positions as Director--Systems Engineering at MCI International, as District Manager--Integrated Network Evolution Planning at Bell Communications Research and as Supervisor-- Switching Systems Engineering at Bell Laboratories. Mr. Shulman is a director of BizTel Communications, Inc. and is a Director of Warpspeed Communications, Inc.

  Maria Terranova-Evans, 41, has been Vice President and Controller since February 1992. Mrs. Evans has held various managerial and executive financial positions since joining the Company in September 1984 including Accounting Manager, Controller, and Accounting Director/Controller. She is also a Certified Public Accountant.

  Wayne G. Fox, 41, has been Vice President and Treasurer since June 1995. Prior to that, he had been Vice President--Corporate Ventures since January 1993 and Managing Director of Corporate Ventures since November 1992. Mr. Fox was a director of the Company from April 1991 to November 1992. Prior to joining the Company, he had been a Vice President and Director in the Mergers & Acquisitions Group for Merrill Lynch Capital Markets.

  Marsha Gewirtzman, 46, has been Vice President--People Services since July 1996. She joined the Company as Vice President--Sales Operations in January 1996. Prior to joining the Company she held various senior management and executive positions over a period of 8 years with Tiffany & Co. She also spent 15 years with AT&T in a variety of marketing, sales, management and planning positions. Ms. Gewirtzman serves on the Board of Directors of the Business School of the College of William & Mary

  John W. Thomson, 48, has been Vice President and Secretary since June 1984. Mr. Thomson also served as General Counsel of the Company from June 1984 until February 1996, and as Senior Counsel for Merrill Lynch & Co., Inc. from 1981 to 1988.

  W. Terrell Wingfield, Jr., 44, has been Vice President and General Counsel since March 1996. From March 1994 to February 1996, Mr. Wingfield served as Regional Vice President--Central Region Operations, and from January 1993 to March 1994 as Counsel--Affiliate Services. Prior to that, Mr. Wingfield had been Senior Counsel of Cox Enterprises, Inc. since 1989.

  Messrs. Annunziata, Scarpati, Atkinson, Mencher and Gross have entered into employment agreements with the Company which are described below. See "-- Employment Agreements." The employment agreements with Messrs. Annunziata, Scarpati, and Atkinson expire on December 31, 1998, the employment agreement with Mr. Gross expires on June 30, 1998 and the employment agreement with Mr. Mencher expires on December 31, 1999. Messrs. Hansen, Lindsey, Hockemeier and Shulman serve as officers pursuant to employment agreements they have entered into with the Company. The employment agreements of Messrs. Lindsey, Hockemeier and Shulman expire on June 30, 1999 and the employment agreement of Mr. Hansen expires on December 31, 1999. All other executive officers of the Company serve at the pleasure of the Board of Directors. Officers of the Company are elected annually by the Board of Directors and hold office until their successors are elected and qualified.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

  The following table provides information, as of March 24, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) the Named Executive Officers and
(iii) all directors and executive officers as a group. Except as otherwise indicated, the address of each holder is the same as the Company. Each holder has sole voting and investment power with respect to all shares of stock listed as owned by such person.

                                  CLASS A         CLASS B
                                COMMON STOCK   COMMON STOCK
                               -------------- ---------------  PERCENT OF VOTE
                               NUMBER OF      NUMBER OF       OF ALL CLASSES OF
NAME                            SHARES    %     SHARES    %     COMMON STOCK
----                           --------- ---- ---------- ---- -----------------
Cox(1)(13)...................        --   --  39,087,594 30.7       29.8
TCI(2)(13)...................  1,011,528  2.7 48,779,388 38.3       37.3
Comcast(3)(13)...............  2,757,083  7.3 25,622,058 20.1       19.8
Continental(4)(13)...........        --   --  13,785,592 10.9       10.5
General Atomic Technologies
 Corporation(5)..............  1,992,167  5.3        --   --          **
Equitable Companies Inc.(6)..  5,147,600 13.7        --   --          **
Putnam Investments, Inc.(7)..  1,494,300  3.5        --   --          **
Robert Annunziata(8).........    175,779    *        --   --          **
Robert C. Atkinson(9)........     50,301    *        --   --          **
John Scarpati(10)............     62,313    *        --   --          **
Stuart A. Mencher(11)........     33,833    *        --   --          **
Joel D. Gross(12)............     69,446    *        --   --          **
Executive Officers and
 Directors, as group(14).....    654,957    *        --   --          **

--------
  * Represents less than one percent of the Company's Class A Common Stock. ** Represents less than one percent of the vote of all classes of Common
     Stock.
 (1) Owned by Cox Teleport Partners, Inc., a wholly-owned subsidiary of Cox, a subsidiary of CEI. The business address for Cox Teleport Partners, Inc. is 1400 Lake Hearn Drive, Atlanta, Georgia 30319. The information contained in this table with respect to Cox is based on a joint filing on
     Schedule 13D reporting ownership as of July 17, 1996 by Cox, TCI, Comcast, Continental and certain control persons of such entities (the "Joint 13D").
 (2) Owned by TCI Teleport, Inc., a wholly-owned subsidiary of TCI. The business address of TCI is 5619 DTC Parkway, Englewood, Colorado 80111-3000. The information contained in this table with respect to TCI is based on the Joint 13D.
 (3) Owned by, a wholly-owned subsidiaries of Comcast. The business address of Comcast is 1500 Market Street, Philadelphia, Pennsylvania 19102-2148. Includes 2,757,083 shares of Class A Common Stock received by Comcast in connection with the Company's acquisition of Eastern Telelogic Corporation. The information contained in this table with respect to Comcast is based on a joint filing on the Joint 13D, as amended by Comcast on December 23, 1996.
 (4) The business address of Continental Cablevision Inc. ("Continental") is The Pilot House, Lewis Wharf, Boston, Massachusetts 02110. The information contained in this table with respect to Continental is based on the Joint 13D, as amended by Continental on February 28, 1997. In November 1996, US WEST Media Group announced it had acquired Continental. See "Certain Relationships and Related Transactions."
 (5) The business address for General Atomic Technologies Corporation is 3550 General Atomics Ct., San Diego, California 92121. The information contained in this table with respect to General Atomic Technologies Corporation is based on a joint filing on Schedule 13D reporting ownership as of February 25, 1997 by General Atomics, General Atomic Technologies Corporation, Tenaya Corporation and James N. Blue.
 (6) The business address for Equitable Companies, Inc. is 787 Seventh Avenue, New York, New York 10019. The information contained in this table with respect to Equitable Companies, Inc., is based on a joint filing on
     Schedule 13G reporting ownership as of February 14, 1997 by Mutuelles AXA, AXA-UAP, and the Equitable Companies Incorporated, as amended by Equitable Companies, Inc. on March 7, 1997.
 (7) The business address for Putnam Investments, Inc. is One Post Office Box Square, Boston, Massachusetts 02109. The information contained in this table with respect to Putnam Investments, Inc. is based on a joint filing on Schedule 13G reporting ownership as of January 31, 1997 by Marsh & McLellan Companies, Inc., Putnam Investments, Inc., Putnam Investment Management, Inc., and the Putnam Advisory Company, Inc.
 (8) Includes 167,482 shares of Class A Common Stock subject to stock options exercisable within 60 days.
 (9) Includes 47,852 shares of Class A Common Stock subject to stock options exercisable within 60 days.
(10) Includes 59,815 shares of Class A Common Stock subject to stock options exercisable within 60 days.
(11) Includes 31,104 shares of Class A Common Stock subject to stock options exercisable within 60 days.
(12) Includes 29,908 shares of Class A Common Stock subject to stock options exercisable within 60 days.
(13) Solely as a result of the agreement of the Cable Stockholders to vote in favor of the others' director nominees under the Amended Stockholders' Agreement, the Cable Stockholders may be deemed to share beneficial ownership of the shares beneficially owned by each of them. See "Certain Relationships and Related Transactions."
(14) Includes 535,902 shares of Class A Common Stock subject to stock options exercisable within 60 days. Excludes all shares of Common Stock held by the Cable Stockholders including shares of Common Stock that may be deemed to be indirectly owned by a director of the Company who is also an executive officer or director of one of the Cable Stockholders. Other than directors listed in the table, none of the directors have direct beneficial ownership of any shares of Class A Common Stock.

                         BOARD AND COMMITTEE MEETINGS

  During the year ended December 31, 1996, the Company's Board of Directors met four times. All directors attended 75% of the meetings of the Board of Directors and of the Committees on which they served that they were eligible to attend, except Brendan R. Clouston, Larry E. Romrell and Brian L. Roberts and a former director, Nancy Hawthorne.

  The Board of Directors has four Committees: the Audit Committee, the Compensation Committee, the Executive Committee and the Finance Committee. The Audit Committee's current members are Messrs. Schotters (Chairman), Hayes and Smith. The Audit Committee held one meeting during 1996. The Audit Committee recommends to the full Board of Directors the selection of independent auditors, reviews the activities and reports of the independent auditors and monitors the independent audit function and controls of the Company.

  The Compensation Committee's current members are Messrs. Dillon (Chairman), Gaines and Llewellyn. The Compensation Committee held five meetings during 1996. The Compensation Committee determines the compensation packages of the five most highly paid executives of the Company, reviews other compensation matters periodically and authorizes the issuance of stock options and other long-term incentive grants pursuant to approved plans.

  The Executive Committee's current members are Messrs. Annunziata (Chairman), Smith, Gaines and Rogers. The Executive Committee held three meetings during 1996. The Executive Committee reviews and approves, within specific dollar limits, merger and acquisition proposals, capital spending above approved budget amounts and issuance of debt. The Executive Committee also approves the Company's expansion into new markets, reviews the annual budget submitted by the Company's management and submits a budget proposal to the full Board of Directors for ratification.

  The Finance Committee's current members are Messrs. Gaines (Chairman), Smith and Hayes. The Finance Committee held three meetings during 1996. The Finance Committee reviews the Company's financing plans and investment policy.

                           COMPENSATION OF DIRECTORS

  No director receives any retainer or compensation for serving as a director except for the Company's two independent directors, currently Messrs. Llewellyn and Rogers ("Independent Directors"). Each Independent Director is entitled to a fee of $6,250 for each calendar quarter he serves as a director and the reimbursement of all reasonable expenses related to attendance at meetings of the Board of Directors or any Committee thereof. Fifty percent of the quarterly fee is payable in cash with the remaining fifty percent payable in shares of Class A Common Stock of the Company pursuant to the terms of the Teleport Communications Group Inc. Directors Stock Plan. In addition, each Independent Director is paid $1,000 in cash for each meeting of the Board of Directors which the Independent Director attends in person and $250 in cash for each calendar quarter during which the Independent Director serves as the Chairman of a Committee of the Board of Directors.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Class A Common Stock to file reports of ownership and changes in ownership of the Company's Class A Common Stock with the Securities and Exchange Commission ("SEC"). Based solely on a review of copies of such reports and written representations from the reporting person, the Company believes that through the date of this Proxy Statement, its executive officers, directors and greater than ten percent stockholders filed on a timely basis all reports due under Section 16(a) of the Exchange Act, except that one late report was filed (i) by Continental, a 10% owner; (ii) by Anne

Cox Chambers, who may be deemed to be a 10% owner because of her ownership interest in the ultimate parent company of Cox; (iii) by Comcast, a 10% owner; and (iv) by Ralph J. Roberts, Brian L. Roberts and Lawrence S. Smith, each of whom may be deemed to be a 10% owner because of his respective relationship to Comcast.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth the compensation of the Company's President and Chief Executive Officer and each of the four remaining most highly compensated executive officers (the "Named Executive Officers") for all services rendered for the Company in the fiscal years ended December 31, 1995 and December 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                                          LONG-TERM
                                  ANNUAL COMPENSATION    COMPENSATION
                                ------------------------ ------------
                                                         # SECURITIES ALL OTHER
                                FISCAL                    UNDERLYING  COMPENSA-
NAME AND POSITION                YEAR   SALARY  BONUS(A)   OPTIONS     TION(B)
-----------------               ------ -------- -------- ------------ ---------
Robert Annunziata..............  1996  $300,000 $520,000   191,295     $28,917
 President and Chief Executive   1995   240,000  185,580       --       27,879
 Officer
John A. Scarpati...............  1996   175,660  273,000    97,955      21,653
 Senior Vice President and       1995   159,931  115,020       --       20,088
 Chief Financial Officer
Robert C. Atkinson.............  1996   168,057  166,000    73,244      17,174
 Senior Vice President           1995   156,711   90,455       --       13,549
Joel D. Gross..................  1996   165,413  153,000    39,555      10,791
 Senior Vice President           1995   147,047   95,000       --        9,141
Stuart A. Mencher..............  1996   165,367  133,000    44,598      12,059
 Senior Vice President           1995   146,284   96,200       --       10,337

--------
(a) A portion of each Named Executive Officer's 1996 bonus is payable in stock under the Restricted Stock and Bonus Plan, subject to the approval of stockholders. See "Approval of Restricted Stock and Bonus Plan."
(b) Includes amounts contributed by the Company to the Retirement Savings Plan, the Make-Up Plan and the Basic and Supplemental Group Life Insurance Plans for each Named Executive Officer as stated below:

                                                                          GROUP
                                                          SAVINGS MAKE-UP  LIFE
                                                           PLAN    PLAN    PLAN
                                                          ------- ------- ------
Mr. Annunziata...................................... 1996 $6,750  $20,545 $1,622
                                                     1995  6,750   19,507  1,622
Mr. Scarpati........................................ 1996  8,063   12,731    859
                                                     1995  8,063   11,521    504
Mr. Atkinson........................................ 1996  6,750    9,640    784
                                                     1995  5,438    7,651    460
Mr. Gross........................................... 1996  4,125    6,360    306
                                                     1995  4,125    4,710    306
Mr. Mencher......................................... 1996  4,125    6,622  1,312
                                                     1995  4,125    4,900  1,312

  The table below sets forth information concerning stock option grants made in the fiscal year ending December 31, 1996 to the Named Executive Officers:

                       OPTION GRANTS IN 1996 FISCAL YEAR

                                                                      POTENTIAL REALIZABLE VALUE AT
                                                                         ASSUMED ANNUAL RATES OF
                                                                      STOCK PRICE APPRECIATION FOR
                                      INDIVIDUAL GRANTS                        OPTION TERM
                         -------------------------------------------- ------------------------------
                         # SECURITIES % OF TOTAL
                          UNDERLYING   OPTIONS   EXERCISE
                           OPTIONS    GRANTED TO PRICE PER EXPIRATION
   NAME                   GRANTED(1)  EMPLOYEES    SHARE      DATE        5%(2)          10%(2)
   ----                  ------------ ---------- --------- ---------- -------------- ---------------
Robert Annunziata.......   121,036      6.04%     $16.00    06/27/06  $    1,217,902 $    3,086,403
                            30,259      1.51%      21.60    06/27/06         411,042      1,041,661
                            40,000      1.99%      33.62    12/10/06         845,737      2,143,265
John A. Scarpati........    64,149      3.20%      16.00    06/27/06  $      645,487 $    1,635,792
                            16,037       .80%      21.60    06/27/06         217,849        552,071
                            17,769       .89%      33.62    12/10/06         375,698        952,092
Robert C. Atkinson......    44,380      2.22%      16.00    06/27/06  $      446,565 $    1,131,685
                            11,095       .55%      21.60    06/27/06         150,716        381,944
                            17,769       .89%      33.62    12/10/06         375,698        952,092
Joel D. Gross...........    28,242      1.40%      16.00    06/27/06  $      284,180 $      720,168
                             7,060       .35%      21.60    06/27/06          95,904        243,039
                             4,253       .21%      33.62    12/10/06          89,923        227,883
Stuart A. Mencher.......    32,276      1.60%      16.00    06/27/06  $      324,771 $      823,034
                             8,069       .40%      21.60    06/27/06         109,610        277,774
                             4,253       .21%      33.62    12/10/06          89,923        227,883

--------
(1) All options are Incentive Stock Options under section 422 of the Internal Revenue Code to the extent allowable, expire 10 years from date of grant, and vest 40% two years from the grant date and 20% each year thereafter. Each Named Executive Officer received Par Options (with an exercise price of $16.00) and Premium Options (with an exercise price of $21.60) as of the date of the initial public offering of Class A Common Stock and additional options (with an exercise price of $33.62) as of December 10, 1996. See "Report of the Compensation Committee on Executive Compensation."
(2) The potential realizable value portion of the foregoing table illustrates the gain that might be realized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Company's Class A Common Stock over the term of the option. Actual gains, if any, on the stock option exercises are dependent on the future performance of the Common Stock, overall market conditions, as well as the options holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

              AGGREGATED OPTION/SAR EXERCISES IN 1996 FISCAL YEAR
                   AND 1996 FISCAL YEAR-END OPTION/SAR VALUE

                                                        NUMBER OF      VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS IN-THE-MONEY OPTIONS
                                                   AT FISCAL YEAR END   AT FISCAL YEAR END
                                                   ------------------- ---------------------
                           SHARES
                          ACQUIRED     VALUE          EXERCISABLE/         EXERCISABLE/
          NAME           ON EXERCISE  REALIZED        UNEXERCISABLE        UNEXERCISABLE
          ----           ----------- ----------    ------------------- ---------------------
Robert Annunziata.......   210,000   $5,400,375(1)   167,482   302,949 $3,952,575 $4,534,562
John A. Scarpati........    75,600      540,000(1)    59,815   137,831  1,411,634  1,958,524
Robert C. Atkinson......    13,860       99,000(1)    47,852   105,145  1,129,307  1,439,680
Joel D. Gross...........       --           --        29,907    59,494    705,805    929,634
Stuart A. Mencher.......       --           --        31,104    65,334    734,054  1,015,916

--------
(1) Reflects stock appreciation rights issued under the Unit Appreciation Plan (the "UAP") which were not converted to awards under the Equity Incentive Plan described below. The value realized on expiration of the units reflects appreciation in the fair market value of Company's stock over a five year period. At the election of the Named Executive Officer, a portion of the value realized may have been deferred under the Deferred Compensation Plan of Teleport Communications Group Inc.

  Equity Incentive Plan--Under the Equity Incentive Plan, each employee who had an award under the UAP, whether or not he had elected to defer receipt of the payment of benefits thereunder pursuant to the Deferred Compensation Plan of Teleport Communications Group Inc., and who was currently employed by the Company as of the effective date of the initial public offering of the Company's Class A Common Stock (the "IPO") was given the right to waive his interest in all or any portion of his benefit in the UAP. In exchange therefor, the employee was granted such number of shares under the Equity Incentive Plan equal to the value of the portion of the employee's benefit so waived (determined as of the effective date of the IPO) multiplied by 120%, and divided by the IPO price per share of Class A Common Stock.

  Shares under the Equity Incentive Plan granted in exchange for UAP benefits issued in 1992 are subject to a two-year vesting schedule, with 70% of the shares becoming vested as of the first anniversary of the IPO and the remaining 30% becoming vested as of the second anniversary of the IPO. Shares granted in exchange for the UAP benefits issued in 1993 are subject to a three-year vesting schedule, with 70% of the shares becoming vested as of the second anniversary of the IPO and the remaining 30% becoming vested as of the third anniversary of the IPO. A participant shall become 100% vested in his shares in the event of death, total disability or a change in control.

  Awards made under the Equity Incentive Plan are as follows:

              LONG-TERM INCENTIVE PLAN AWARDS IN 1996 FISCAL YEAR

                                                                 PERFORMANCE OR
                                             NUMBER OF SHARES,    OTHER PERIOD
                                                  UNITS OR      UNTIL MATURATION
                      NAME                   OTHER RIGHTS(#)(1)    OR PAYOUT
                      ----                   ------------------ ----------------
     Robert Annunziata......................          --                  --
     John A. Scarpati.......................       13,500          03/31/2001
     Robert C. Atkinson.....................       42,075          12/31/1998
     Joel D. Gross..........................       24,569          06/30/1999
     Stuart A. Mencher......................       29,250          06/30/1998

--------
(1) Reflects number of "shares" awarded under the Equity Incentive Plan.

                  EMPLOYMENT CONTRACTS, SEVERANCE AGREEMENTS
                       AND CHANGE OF CONTROL AGREEMENTS

  Robert Annunziata has entered into an employment agreement with the Company which expires December 31, 1998. The agreement provides that Mr. Annunziata will be employed as Chairman of the Board of Directors, President and Chief Executive Officer of the Company. The agreement establishes a base salary to be paid to Mr. Annunziata each year which is subject to annual adjustment by the Compensation Committee and increased at least 6% per year. In addition, he is entitled to annual bonuses in the range of 0% to 90% of his base salary, subject to the attainment of certain performance objectives. The amount of the bonus is determined at the discretion of the Compensation Committee. If the annual goals set by the Compensation Committee are achieved, the target bonus is 60% of Mr. Annunziata's base salary. If the Company terminates Mr. Annunziata's employment without Cause or if Mr. Annunziata terminates his employment for Good Reason or within six months of a Change in Control, then Mr. Annunziata is entitled to receive: (i) the continued payment of his base salary, plus an annual bonus equal to no less than 50% of his base salary, for a period of 30 months, (ii) immediate and full vesting of all forms of deferred, contingent long-term compensation, (iii) the options vested under the terms of his stock option award as of the termination date, and (iv) the continuance of all benefits and perquisites for 30 months, or if earlier, until the date Mr. Annunziata commences other employment providing comparable benefits. With certain exceptions, a Change in Control is a direct or indirect transfer of 50% or more of the beneficial ownership of the capital stock of the Company in one or more transactions to any entity other than any of TCI, CEI, Comcast or Continental and their respective controlled subsidiaries. Mr. Annunziata may be terminated for Cause if he materially breaches his employment agreement by acting or willfully failing to act with results that are materially and demonstrably injurious to the business of the Company. Mr. Annunziata may terminate his employment for Good Reason if (i) without his prior written consent, there is a material reduction in his functions, duties and responsibilities as Chief Executive Officer, (ii) without his consent, his office is relocated outside the Northeast Corridor or (iii) there is a material breach of his employment agreement by the Company. Mr. Annunziata has agreed not to compete with the Company for the term of his employment with the Company and for an additional period of two years thereafter in the local telecommunications business.

  Each of the other Named Executive Officers also has entered into an employment agreement with the Company. The terms of each of these four agreements are substantially identical. The terms of the employment agreements of Messrs. Scarpati and Atkinson expire on December 31, 1998. Mr. Gross' employment agreement expires June 30, 1998 and Mr. Mencher's agreement expires on December 31, 1999. Each agreement specifies the base salary to be received by the executive, and provides for annual adjustment of the base salary by the CEO, with the approval of the Compensation Committee, provided that the annual increase must be at least 5%. In addition, each executive is entitled to annual bonuses in the range of 0% to 60% of his base salary, subject to the attainment of certain performance objectives established by the CEO with the approval of the Compensation Committee. The amount of the bonus is determined at the discretion of the Compensation Committee. If the annual goals set by the Compensation Committee are achieved, the target bonus is 40% of the executive's base salary. If the Company terminates the executive's employment without Cause or if, following a Change in Control, the executive gives the Company at least six months notice that he is terminating employment, then the executive is entitled to receive (i) annual payments equal to his base salary, plus an annual bonus equal to no less than 30% of his base salary, plus benefits, through the end of the term of the agreement, but for no less than six months and (ii) continued employment service credit, for the remaining term of the employment agreement, for purposes of vesting under all forms of deferred compensation and long-term incentive plans. The executive may be terminated for Cause if he materially breaches his employment agreement by acting or willfully failing to act with results that are materially and demonstrably injurious to the business of the Company. With certain exceptions, a Change in Control is deemed to occur if there is a direct or indirect transfer of 50% or more of the legal or beneficial ownership of stock of the Company, in one or more transactions, to any entity other than to any of TCI, CEI, Comcast or Continental or any of their controlled subsidiaries. Each agreement provides that during the six-month period following his termination for any reason, the executive shall have the right to require the Company to purchase from him any stock of the Company that he owns, at the then appraised value or, if he terminates on or after July 1 of any year, at the appraised value as of the following December 31. Each executive has agreed not to compete with the Company during the term of his employment or while he is receiving the severance benefits described above.

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

 Committee's Compensation Philosophy

  The Compensation Committee of the Board of Directors of the Company (the "Committee") is responsible for the establishment, administration and review of executive compensation programs and policies of the Company. The overriding goal and philosophy of the Committee is to provide an executive compensation package designed to increase stockholder value, largely through the use of long-term equity-based incentives which align the financial interests of the Company's executives with those of the Company's stockholders.

  In formulating specific executive compensation programs and establishing compensation levels, the Committee reviews competitive compensation data provided by a national, executive compensation consulting firm. This data is based on a survey conducted by the consulting firm for the Company of companies with which the Company competes for business.

  In preparation for the Company's initial public offering ("IPO"), the Committee examined its policies and target compensation levels for the Company's executive officers and management personnel. In particular, the Committee focused on the compensation of the Company's Chief Executive Officer and the senior management team who would be responsible for leading the Company through a successful IPO. Based on this review, the Committee established the executive compensation policy described below. This policy has guided the Committee in making certain executive compensation decisions for 1996, including the issuance of long-term incentive awards at the time of the IPO and additional annual bonus and long-term incentive awards made at the end of 1996 in consideration of the IPO's success and the significant progress made toward several key goals. The Committee intends to examine and revise its executive compensation policy on a continuing basis as the Company grows and develops so that the Company may continue to attract, retain and motivate a highly skilled and talented team of senior management and executive officers.

 Executive Compensation Policy

  The executive compensation policy of the Committee developed in connection with the IPO is comprised of two components: 1) annual compensation, consisting of base salary and annual performance bonus; and 2) long-term incentives, consisting of equity-based awards. In keeping with the Committee's philosophy of focusing on stockholder value, the annual component of the executive's compensation is targeted at the 50th percentile of the competitive data for positions of similar responsibility. The long-term component of the executive's package is targeted to bring the executive's total compensation up to the 75th percentile of the competitive data, provided the Company demonstrates similar performance characteristics.

  Annual Base Salary and Bonuses. Base salary is designed to provide meaningful levels of compensation to executives, while helping the Company manage its fixed costs. The Committee determines the salary of the Chief Executive Officer, and reviews the recommendations of the Chief Executive Officer in determining the base salaries of other executive officers, including the Named Executive Officers. Salaries are determined annually, and are based on the Committee's review of job scope and responsibilities, length of service, individual and Company-wide performance, competitive rates for similar positions as indicated by the competitive data and subjective factors.

  Annual bonuses are awarded on the basis of performance as compared to pre-established, performance goals determined by the Committee. Pursuant to the employment agreement with the Chief Executive Officer, the Chief Executive Officer is entitled to an annual bonus of 60% of base salary if the target performance goals established by the Committee are met. Pursuant to employment agreements with each of the Senior Vice Presidents of the

Company, which include the other Named Executive Officers, each of the Senior Vice Presidents is entitled to an annual bonus of 40% of base salary if the target performance goals are met. For fiscal year 1996, the performance goals established by the Committee were based on revenue, capital, and earnings before interest, taxes, depreciation and amortization, as well as subjective judgment regarding the Company's performance compared to the general industry and competitors.

  In December of 1996, the Committee reviewed the total compensation of its executive officers for 1996, as well as the Company's performance during 1996. Fiscal year 1996 proved to be an extraordinary year for the growth and development of the Company. In addition to the successful initial public equity and debt offerings which raised approximately $1.3 billion, significant progress was made in 1996 in accomplishing key, strategic goals. These include: (i) the success in reaching interconnection agreements with incumbent local exchange carriers; (ii) the investment in BizTel Communications, Inc. which has allowed the Company to expand its networks; and (iii) the acquisition of Eastern TeleLogic Corporation which was consummated in March 1997 and will provide the Company with access to the Philadelphia telecommunications market, the nation's fifth largest, and complete the Company's network coverage of the northeast corridor. Finally, these significant events assisted in recognizing a 90% increase in the market value of the Company's Class A Common Stock from its initial public offering price of $16.00 to its 1996 fiscal year-end market value of $30.50.

  In recognition of these significant events and the extraordinary performance of the Company in 1996, as well as to bring total compensation in line with the Committee's executive compensation policy, the Committee in its discretion determined to award additional bonus awards to the Company's Chief Executive Officer and its senior management team, which includes the other Named Executive Officers. To increase the stock ownership of these executives, the Committee determined to pay 50% of these additional bonuses in stock under the Restricted Stock and Bonus Plan, subject to the approval of that Plan by the Company's shareholders.

  Long-Term Incentives. Prior to the IPO, long-term incentives were provided to executive officers through the issuance of awards under the Company's 1992 and 1993 Unit Appreciation Plan (the "UAP") and 1993 Stock Option Plan (the "Stock Option Plan"). Awards under both Plans are designed to provide compensation to executives based on the appreciation in the value of the Company's stock.

  To bring total executive compensation in line with the Committee's executive compensation policy goals and to provide additional incentives for the successful implementation of the IPO, the Committee issued additional stock option awards under the Stock Option Plan to executive and management employees effective as of the IPO. Two types of option awards were made to the Named Executive Officers and certain other officers: 1) Par Options, which have an exercise price equal to the IPO price per share, or $16.00, and 2) Premium Options, which have an exercise price equal to 135% of the IPO price per share, or $21.60 per share. To encourage the continued employment of stock option grant recipients, Par Options and Premium Options vest over a period of five years. In the case of the Named Executive Officers, these Options become 40% vested on the second anniversary of the date of grant and an additional 20% vested on each anniversary thereafter.

  In addition, effective as of the IPO, the Committee established the Equity Incentive Plan to provide participants in the UAP, whose benefits had been capped, the opportunity to exchange all or any portion of their outstanding UAP awards for "shares" under that Plan. A "share" under the Equity Incentive Plan is equivalent in value to a share of the Company's Class A Common Stock. The Plan was designed to counter some of the adverse effects of the cap on UAP benefits by providing the participants with an opportunity to participate in the future appreciation of the stock. To encourage participation in the Equity Incentive Plan, and thus further align the financial success of the executives with that of the shareholders, executives who elected to participate in the Plan received a number of "shares" thereunder equal to the value of their UAP benefits exchanged multiplied by 120% and divided by the IPO price per share of Class A Common Stock, or $16.00. Benefits under the Plan generally vest over a two-year period. Shares under the Plan will be paid either in one lump sum cash payment or in shares of the Company's Class A Common Stock, as determined by the Committee in its discretion, on the payment date elected by the executive at the time he elected to participate in the Plan. In general, the payment date elected may be the last day of any calendar quarter during the period commencing June 30, 1998 and ending June 30, 2001.

  Based on the Committee's year-end review of 1996 total executive compensation as compared to its executive compensation policy and the performance of the Company in 1996, including the extraordinary performance and significant events described above, the Committee determined to reward the Named Executive Officers and other senior management team members with additional 1996 long-term incentive compensation in the form of stock option grants under the Stock Option Plan. The exercise price per share under these additional option awards is equal to the fair market value of a share of Class A Common Stock as of the date the options were granted, or $33.10. These option awards vest over a period of five years with 40% becoming vested as of the second anniversary of the date of grant and an additional 20% becoming vested as of each anniversary thereafter.

  The Committee presently intends to provide long-term incentives in future years through annual grants of stock option awards under the Stock Option Plan.

 Chief Executive Officer Compensation

  The executive compensation policy described above was applied in determining the base salary, annual bonus and long-term incentive compensation paid to Robert Annunziata, the Company's Chairman, President and Chief Executive Officer for 1996. In 1996, Mr. Annunziata's base salary was $300,000. Based on the satisfaction of the individual and Company performance goals established by the Committee for Mr. Annunziata, Mr. Annunziata was awarded a 1996 annual bonus of $270,000. In recognition of Mr. Annunziata's significant leadership role in the Company's successful IPO, the significant progress made toward completion of the goals described above, and the Company's extraordinary performance for 1996, Mr. Annunziata was awarded (i) an additional bonus for 1996 equal to $250,000, 50% of which was paid through an award of 3,717 shares of Class A Common Stock of the Company under the Restricted Stock and Bonus Plan, subject to the approval of that Plan by the Company's stockholders; and
(ii) additional long-term incentive compensation in the form of options for 40,000 shares of Class A Common Stock.

 Tax Deductibility Considerations

  Section 162(m) of the Internal Revenue Code limits the annual deduction the Company may take with respect to the compensation paid to each Named Executive Officer to $1 million. Performance-based compensation meeting certain requirements of Section 162(m) and the regulations issued thereunder are excluded from the annual $1 million deductibility limit. Thus far, no Named Executive Officer has been paid compensation that has exceeded the deductibility limit. The Committee intends to preserve the deductibility of compensation under Section 162(m) by developing performance-based compensation arrangements which will satisfy the requirements of Section 162(m) so that compensation paid thereunder will not be subject to the annual deductibility limit.

                                          John R. Dillon
                                          Gerald W. Gaines
                                          James Bruce Llewellyn

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Company's Class A Common Stock, for the period commencing on June 27, 1996, the date of the Company's initial public offering, and ending on December 31, 1996, with that of the NASDAQ Composite Index and an index of seven peer companies in the competitive local exchange carrier industry selected by the Company (assuming the investment of $100 in each vehicle on June 27, 1996, and the reinvestment of all dividends on a quarterly basis). The stock price performance shown on the graph below is not necessarily indicative of future price performance.




                                  [GRAPHIC]

                                    6/27/96                 12/31/96

TCG Class A Common                    100                     191
NASDAQ Composite Index                100                     111
Peer Group                            100                     140


  Companies in the Peer Group are as follows: American Communications Services, Brooks Fiber Properties Inc., GST Telecommunications, Inc., ICG Communications, Inc., Intermedia Communications of Florida, Inc., MFS Communications, Inc. and McLeod Inc.

          PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
                               (PROPOSAL NO. 2)

  The Board of Directors, upon recommendation of the Audit Committee, has appointed Deloitte & Touche LLP to audit the books and accounts of the Company and its subsidiaries for the fiscal year ended December 31, 1997, and is seeking the ratification of this appointment by the stockholders.

  A partner of Deloitte & Touche LLP is expected to be present at the Meeting with the opportunity to make a statement if he or she so desires to do so, and is expected to be available to respond to appropriate questions.

                                APPROVAL OF THE
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                               (PROPOSAL NO. 3)

  Subject to approval of its stockholders, the Company adopted the Teleport Communications Group Inc. 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan") effective as of July 1, 1997. Under the Stock Purchase Plan, 1,500,000 shares of Class A Common Stock (the "Shares") are reserved for issuance pursuant to options granted under the Plan. The Company intends to register the Shares reserved under the Plan with the Securities and Exchange Commission (the "SEC"). The Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). As of the first day of each offering period established at the discretion of the Committee, each eligible employee will be granted the option to purchase as of the last day of the offering period, a number of Shares determined under a uniform formula specified by the Committee. Each offering period shall be for a period of three or more months as determined by the Committee. In no case may an employee receive an option which would permit him or her to purchase more than $25,000 of Shares, valued as of the grant date, for each calendar year in which the option is outstanding.

  Eligible employees are those individuals employed by the Company as of the grant date, except employees who normally work less than 20 hours per week or five months per year or who own 5 percent of the stock or voting power of the Company. The price of the Shares offered to employees under the Stock Purchase Plan is determined by the Committee, but cannot be less than 85% of the fair market value of the Shares on the grant date or at the end of the offering period. The Committee has the discretion to permit one or more of the following payment options: (i) employees may authorize the Company to withhold from their pay each payroll period during the offering period succeeding the grant date, an amount to be applied toward the purchase of shares, (ii) employees may provide the Company with a lump sum cash payment five days prior to the exercise date, (iii) employees may elect a cashless exercise whereby they agree to sell immediately upon exercise, through irrevocable broker instructions provided to the Company, such portion of their option Shares as is necessary to satisfy the exercise price and to promptly remit such sale proceeds to the Company, and (iv) employees may direct the Company to withhold from their option Shares, such Shares as are necessary to satisfy the exercise price.

  Generally, the employee does not recognize taxable income, and the Company is not entitled to an income tax deduction, on the grant or exercise of an option under the Stock Purchase Plan. If the employee sells the Shares acquired upon exercise of his or her option at least one year after the date he or she exercised the option and at least two years after the date the option was granted to him or her, then any discount between the fair market value of the Shares on the date of grant and the exercise price will be recognized as ordinary income and the appreciation, if any, over the fair market value as of the date of grant will be treated as a long-term capital gain. If the employee sells the shares acquired upon the exercise of his or her option at any time within (i) one year after the date of exercise of the option, or (ii) two years after the date the option was granted, then the employee will recognize ordinary income in an amount equal to the excess, if any, of (x) the lesser of the sale price or the fair market value on the date of exercise, over (y) the exercise price of the option. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the employee in such a "disqualifying" disposition.

  The Stock Purchase Plan may be amended by the Board of Directors at any time, provided that, without the approval of the Company stockholders, no such amendment may be made which (i) increases or decreases the number of Shares authorized under the Stock Purchase Plan, (ii) decreases the purchase price per Share, (iii) withdraws from the Committee the administration of the Stock Purchase Plan, or (iv) permits any options under the Stock Purchase Plan to be granted to a member of the Committee or to a person who is administering any stock option plan or stock purchase plan of the Company or a subsidiary of the Company.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL
                   OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN.

                                APPROVAL OF THE
                        RESTRICTED STOCK AND BONUS PLAN
                               (PROPOSAL NO. 4)

  Subject to the approval of its stockholders, the Company adopted the Teleport Communications Group Inc. Restricted Stock and Bonus Plan (the "Restricted Stock and Bonus Plan") to provide opportunities for select employees to acquire shares of Class A Common Stock of the Company ("Shares"). The Restricted Stock and Bonus Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee has the discretion to select the employees who will be granted restricted stock awards and bonus stock awards. The total number of Shares of restricted stock or bonus stock which may be granted under the Restricted Stock and Bonus Plan is 1,000,000. Subject to stockholder approval, the Company intends to register the Shares reserved under the Plan with the SEC.

  All awards will be evidenced by award agreements, which specify the total number of Shares, the effective date of the award and the terms and conditions of the awards. Restricted stock awards will be subject to such restrictions as the Committee will indicate in the award agreement (e.g., restrictions on transferability, right to vote restricted stock and/or right to receive dividends). Prior to vesting in his or her Shares of restricted stock, a participant in the Restricted Stock and Bonus Plan will have all rights and privileges of a stockholder as to his or her restricted stock, except as specifically set forth in the award agreement. Shares of restricted stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the period of time from the date of grant until the time the restricted stock award is no longer subject to any restrictions or risk of forfeiture. Restricted stock that is subject to restrictions or not vested shall be forfeited and reacquired by the Company upon a participant's termination of employment with the Company, except as otherwise provided in the participant's agreement.

  Bonus stock awards may be granted by the Committee, in its discretion, without restriction or risk of forfeiture as a "bonus" for services provided by the participants to the Company. The Committee may determine, in its discretion, the terms and conditions of such bonus stock awards and may condition the grant of such awards on the satisfaction of performance goals or the criteria set forth by the Committee in the award agreement.

  The Company and Comcast Corporation entered into an agreement of reorganization through which Eastern TeleLogic Corporation ("ETC") has become a wholly-owned subsidiary of the Company. It is anticipated that restricted stock awards will be granted under the Restricted Stock and Bonus Plan to certain employees of ETC in exchange for a waiver of rights to any and all interests such ETC employees have under the ETC Stock Appreciation Rights Plan and under certain individual stock option agreements. There will be approximately nine ETC employees eligible to receive restricted stock awards.

  The Committee awarded bonuses in consideration for performance in 1996 to certain executive officers, 50% of which have been paid in the form of bonus awards pursuant to the Restricted Stock and Bonus Plan.

  The following table indicates the value of the restricted stock and bonus awards granted and anticipated to be granted under the Restricted Stock and Bonus Plan, subject to stockholder approval.

                               NEW PLAN BENEFITS

                                                 RESTRICTED STOCK AWARDS
                                           ------------------------------------
     NAME AND POSITION                      DOLLAR VALUE ($)   NUMBER OF SHARES
     -----------------                     ------------------- ----------------
     ETC employees........................         (1)             283,592
                                                       BONUS AWARDS
                                           ------------------------------------
     NAME AND POSITION                     DOLLAR VALUE ($)(2) NUMBER OF SHARES
     -----------------                     ------------------- ----------------
     Robert Annunziata....................      $110,116             3,717
      President, Chief Executive Officer
      and
      Chairman of the Board
     John A. Scarpati.....................        74,003             2,498
      Senior Vice President and
      Chief financial officer
     Robert C. Atkinson...................        29,062               981
      Senior Vice President
     Joel D. Gross........................        23,345               788
      Senior Vice President
     Stuart A. Mencher....................        21,597               729
      Senior Vice President
     Executive Group......................       286,325             9,664
     Non-Executive Director Group.........             0                 0
     Non-Executive Officer Employee                    0                 0
      Group...............................

--------
(1) The dollar value of the restricted stock awards will be the number of shares times the fair market value of the stock on the date of grant.
(2) The dollar value of the bonus awards is based on a fair market value share price of $29.625 on the date of grant, January 2, 1997.

             THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
                        RESTRICTED STOCK AND BONUS PLAN

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Amended Stockholders' Agreement. The Company and the holders of its Class B Common Stock (the "Cable Stockholders") entered into an Amended and Restated Stockholders Agreement, dated as of June 26, 1996 (the "Amended Stockholders Agreement"). The following summary description of the Amended Stockholders' Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Amended Stockholders' Agreement, which is filed as an exhibit to the Registration Statement on Form S-1 (Registration Nos. 333-3850 and 333-3984). Furthermore, there can be no assurance that the Cable Stockholders will not cause the Amended Stockholders' Agreement to be amended, modified or terminated or cause the Company to waive any provision of the Amended Stockholders' Agreement. The Amended Stockholders' Agreement provides that at each annual meeting of the Company's stockholders at which directors are elected, the holders of the Class B Common Stock will vote their shares in favor of nominees for director to be designated as follows: (i) the holders of Class B Common Stock (other than Continental) will designate ten nominees (with the right of a holder of Class B Common Stock to designate one or more nominees depending on the percentage of the Class B Common Stock held by it),
(ii) the Board of Directors of the Company will designate by unanimous consent the Chief Executive Officer of the Company as a nominee and (iii) the Board of

Directors with the unanimous approval of the holders of Class B Common Stock that have the right to designate nominees for director shall designate two individuals as nominees for director who are neither employed by nor affiliated with the Company or any holder of Class B Common Stock. Under the Amended Stockholders' Agreement, a holder of Class B Common Stock generally is entitled to designate one director nominee for each 9% of the outstanding shares (other than shares held by Continental) of Class B Common Stock held by it and its affiliates. The holders of the Class A Common Stock will not have the right, as a class, under the Company's Amended and Restate Certificate of Incorporation or the Amended Stockholders Agreement, to nominate any individuals for election to the Board of Directors. The Amended Stockholders' Agreement prohibits any transfer of Class B Common Stock held by the parties thereto, unless expressly permitted under the terms thereof. Parties to the Amended Stockholders' Agreement have certain rights of first offer and rights of first refusal thereunder with respect to proposed sales of the Class B Common Stock.

  Each holder of Class B Common Stock has the right to sell all or a part of its Class B Common Stock upon receiving a bona fide offer from an unaffiliated third party, subject to giving notice to the other holders of Class B Common Stock who have designated at least one director, which notice shall contain an offer to sell such stock to such other holders of Class B Common Stock on the terms and conditions set forth in the offer from the third party. Subject to certain limitations, the non-selling holders of Class B Common Stock have the right to purchase pro rata all, but not less than all, of the Class B Common Stock offered. If the non-selling holders of Class B Common Stock do not purchase all of the Class B Common Stock offered, the offering holder of Class B Common Stock may sell the Class B Common Stock to the third party on the terms contained in the offer made to the other holders of Class B Common Stock. However, unless the amount of Class B Common Stock is sufficient to entitle the transferee to designate a nominee for director under the Amended Stockholders' Agreement (i.e., the total percentage of Class B Common Stock that would be held by the transferee and certain of its affiliates is at least nine percent) and the transferee agrees to become a party to the Amended Stockholders' Agreement, any Class B Common Stock included in the stock being sold must be converted to Class A Common Stock.

  If any party desires to convert Class B Common Stock to Class A Common Stock, it must first offer that stock at a market price to the other holders of Class B Common Stock who have the right to designate at least one director. If such other holders do not elect to buy such stock, then such stock can be converted to Class A Common Stock and sold by the selling stockholder free of restrictions under the Amended Stockholders' Agreement.

  The parties to the Amended Stockholders' Agreement have demand registration rights on the following terms: (i) such parties collectively will have the right to make one demand per year (with any such party having the right to make such demand), (ii) the amount which can be sold pursuant to any demand may be limited if the managing underwriter selected by the Company with the approval of the party to the Amended Stockholders' Agreement that has included the largest number of shares in the registration advises the Company that marketing factors require a limitation of the number of shares to be underwritten and (iii) if the amount determined pursuant to clause (ii) is less than the aggregate amount which such parties want to sell in such offering, each such party will have the right to sell its pro rata portion of the maximum amount; provided, however, that during the period ending 42 months after the date of the Offerings, if Continental is subject to a regulatory requirement as a result of its merger with U S WEST, Inc. to reduce or eliminate its investment in the Company, Continental will have a priority claim in specified percentages on the amount specified in clause (ii) above and the balance will be split proportionately among the other stockholders which are a party to the Amended Stockholders' Agreement. The parties to the Amended Stockholders' Agreement participating in the registration must reimburse the Company for its out-of-pocket expenses incurred in connection with any such demand registration.

  The Amended Stockholders' Agreement will terminate when the aggregate voting power of the Class B Common Stock represents less than 30% of the aggregate voting power of all outstanding Common Stock.

  Eastern TeleLogic Corporation and Comcast. Effective March 1, 1997, the Company completed its previously announced acquisition of Eastern TeleLogic Corporation ("ETC") for 2,757,083 shares of its Class A Common Stock. ETC is the leading competitive local exchange carrier in Philadelphia, Pennsylvania and in the neighboring cities of Camden, New Jersey and Wilmington, Delaware. In the first of two steps, on October 25, 1996, ETC redeemed shares of its stock and employee stock options (approximately 47%) not held by Comcast CAP of Philadelphia, Inc. ("Comcast CAP"), a corporation owned 51% by Comcast Corporation and 49% by the Company. Comcast CAP borrowed at a market interest rate approximately $115 million from the Company as a short-term loan and, in turn, loaned this amount to ETC to effect the redemption. In the second step, the Company acquired Comcast's 51% stock interest in Comcast CAP in exchange for 2,757,083 shares of the Company's Class A Common Stock, resulting in ETC becoming a wholly-owned subsidiary of the Company. The Company also assumed an aggregate of approximately $60 million of ETC debt and other obligations. The acquisition of ETC will provide the Company with access to the Philadelphia market, the nation's fifth largest market, and will allow the Company to establish a contiguous network between Boston and Washington, D.C. ETC operates a Class 5 digital telephone switch on its 525-mile fiber optic network which connects to more than 360 buildings.

  Operator Managed Ventures Services Agreements with Cox. Pursuant to the terms of three Operator Managed Ventures Services Agreements between the Company and certain affiliates of Cox, the Company has options to acquire up to a 35% interest in the competitive access businesses conducted by such affiliates of Cox in New Orleans, Oklahoma City and the Hampton Roads, Virginia area, respectively. To the extent the Cox competitive access provider has derived revenue from any contract entered into by the Company as a result of sales efforts engaged in by the Company on behalf of such Cox operations, the purchase price shall be the ratio of the annual the Company generated revenue to total annual revenue of the Cox operation multiplied by the book value of the assets of the Cox operation. If such ratio is less than 35%, the Company may purchase the balance, up to 35%, of that Cox operation for the fair market value (as determined in accordance with the Operator Managed Ventures Services Agreements) of the operation. There is no cap or maximum purchase price under the terms of the Operator Managed Ventures Services Agreements. In November 1996, the Company notified Cox of its intention to exercise its option to acquire an interest in Cox's Hampton Roads operations (the Company's options to acquire interests in Cox's New Orleans and Oklahoma City operations, do not mature until 1999). Cox and the Company are currently engaged in discussions concerning the calculation of the purchase price formula for Hampton Roads, Virginia, and a possible renegotiation and restructuring of the respective rights and obligations of the parties under each of the Operator Managed Ventures Services Agreement.

  The Company also provides management services to certain affiliates of Cox under these agreements, including billing services, network monitoring and accounts receivable functions. Under the terms of the agreements, the Company retains 8% of the collected revenues from Cox customers as a royalty fee. Royalty fees recorded from Cox were approximately $318,000, $98,000, and $27,000 for the years ended 1996, 1995 and 1994, respectively, and are included in management and royalty fees in the statements of operations. The amount due Cox under these agreements for services billed and received by TCG on Cox's behalf was $1,079,000 and $295,000 as of December 31, 1996 and 1995, respectively. Included in accounts receivable-trade are approximately $436,000 and $262,000 at December 31, 1996 and 1995, respectively, for amounts owed by Cox customers. In the event of a purchase of an interest in any of the Cox operations by the Company, the royalty fee for such operation is reduced to 3%.

  Fidelity. In 1987, a subsidiary of the Company and a subsidiary of FMR Corp. created a joint venture, Teleport Communications Boston. Pursuant to a series of transactions consummated in October 1994, the Company acquired from a subsidiary of FMR Corp. the 50% partnership interest in Teleport Communications Boston that it did not own. As part of the transaction, the Company reimbursed the FMR Corp. subsidiary for approximately $7 million of capital contributions paid by that subsidiary to Teleport Communications Boston. The purchase price for the partnership interest was $30.5 million which was paid by the Company's purchase of stock of Continental valued at $30.5 million, and the delivery of that stock to the FMR Corp. subsidiary. The purchase price for the purchase of the Continental stock was paid by the Company's delivery to Continental of a promissory note in the amount of $30.5 million, bearing interest at the rate of 7 5/16% per annum. The entire principal amount of the promissory note, plus accrued interest in the amount of $105,320, was paid in November 1994. The promissory note was canceled upon such payment, and no amounts of principal or interest remain outstanding thereunder. As a result of those transactions, Teleport Communications Boston became a wholly- owned subsidiary of the Company.

  Residential Telephony Agreements. In 1996 the Company entered into a preliminary, short-term agreement with TCI which provides for the provision of certain services by the Company to TCI in connection with the development by TCI of residential telephony service offerings in Hartford, Connecticut, San Francisco, California and Arlington Heights, Illinois and possibly other locations. TCI has agreed to reimburse the Company for certain costs and cost of capital in connection with these services. TCI and the Company are in the process of negotiating a definitive agreement regarding the provision of these services. The Company has also entered into or is negotiating agreements with each of the other three Cable Stockholders regarding the provision of services with respect to the offering of residential telephony services by such Cable Stockholders to individual multiple dwelling units. The total number of residential customers with respect to which the Company provided services to the Cable Stockholders as of December 31, 1996 was approximately 1,000. The Company is also negotiating an agreement with Comcast to support a residential trial to be conducted in Baltimore, Maryland and Miami, Ft. Lauderdale and West Palm Beach, Florida. The Company expects that this agreement will provide for the Company to be reimbursed for certain costs and cost of capital. At December 31, 1996, the amount due to the Company for reimbursement by Cable Stockholders in respect of residential services was $1,057,000, and is included in related parties within accounts receivable.

  Sales of Fiber Optic Cable. In 1994, the Company entered into agreements with providers of fiber optic cable that contained discounts for certain volumes of purchases. The agreements permitted the Company to purchase cable on behalf of affiliates, including minority partners in local market partnerships, and to apply those purchases toward the volume discounts. In 1995 and 1996, the Company purchased cable on behalf of certain of the Cable Stockholders which it then sold to them at cost. At December 31, 1996, the amount receivable from the Cable Stockholders was approximately $1,496,000. The Company has purchased cable on behalf of unaffiliated parties as well.

  CAP Assets. In connection with the formation of local market partnerships in Chicago, Dallas, Pittsburgh and Seattle, TCI contributed to the capital of such local market partnerships certain businesses it owned which provided local telecommunications services in the service area of such local market partnerships, in exchange for partnership interests in such local market partnerships. None of such businesses had a value in excess of $20.0 million, and each was valued based on the cost thereof. The agreed value of the assets TCI contributed to the Company for the Chicago local market partnership was approximately $4 million, for which it received a 7.4% partnership interest (in addition to the 26.6% interest it received for cash). The agreed value of the assets TCI contributed to the Dallas local market partnership was approximately $3.3 million, for which it received a 14.3% partnership interest (in addition to the 40.8% interest it received for cash). The agreed value of the assets TCI contributed to the Pittsburgh local market partnership was approximately $19 million, for which it received a 60% partnership interest. The agreed value of the assets TCI contributed to the Seattle local market partnership was approximately $3.3 million, for which it received a 10.8% partnership interest (in addition to the 32.0% interest it received for cash).

  Facilities Arrangements. Affiliates of the Cable Stockholders have entered into two types of arrangements with the Company pursuant to which fiber optic and cable transmission facilities are made available to them. Pursuant to the terms of one type of such arrangements, providing an indefeasible right of use, the compensation payable by the Company is based on the affiliate's cost of construction of such facilities, generally payable over five years. For the year ended December 31, 1996, payments, representing principal plus interest, made to TCI, Cox, Continental and Comcast pursuant to facilities lease arrangements with the Company were approximately $12.0 million, $4.0 million, $2.8 million and $2.4 million, respectively. Under the terms of the other type of such arrangements, the Company agrees to provide, install and maintain all customer premise and nodal electronics equipment and provide 24-hour electronics maintenance and monitoring with respect to the cable transmission service. The compensation payable by the Company is based on a percentage of the total monthly recurring amount which the Company bills to its customers which are served through such affiliate's cable transmission service. In connection with a preliminary agreement between the Company and TCI relating to the provision of residential telephony services, TCI has agreed to enter into additional facility agreements with the Company for certain additional metropolitan areas. The terms of these additional facilities arrangements have not yet been finalized. The Company believes that it will continue to be able to enter into additional facilities arrangements with the Cable Stockholders which will be negotiated on an arm's-length basis, but which may not be as favorable to the Company as facilities arrangements negotiated prior to the IPO.

  Sprint Spectrum Service Arrangements. Sprint Spectrum, a partnership owned 60% by TCI, Comcast and Cox, has entered into preliminary agreements or letters of intent with a number of wholly-owned subsidiaries of the Company providing for the construction of special facilities and the provision of services to Sprint Spectrum by the Company. The Company and Sprint Spectrum are in the process of negotiating a national master services agreement. The amount receivable from Sprint Spectrum at December 31, 1996 was $345,000.

  Comcast Service Arrangements. The Company has agreed to provide Comcast, after the Company's acquisition of ETC, certain services on customary terms in the Philadelphia area, and Comcast has agreed to utilize exclusively the Company's wireline telecommunications services in the Philadelphia area, subject to certain qualifications. See "Certain Relationship and Related Transactions--Eastern TeleLogic Corporation and Comcast".

  TCI Subordinated Note. In connection with the Company's reorganization in 1996, the Company issued a $26 million 7 1/2% subordinated note payable to TCI. Principal and interest on this note are due in full in June 2001.

  The Company believes that the terms, taken as a whole, of the transactions under the headings "Eastern TeleLogic Corporation and Comcast," "Operator Managed Ventures Services Agreements with Cox," "Fidelity," "Residential Telephony Trials," "Sales of Fiber Optic Cable," "CAP Assets", "Facilities Arrangements", "Sprint Spectrum Services", "Comcast Service Arrangements" and "TCI Subordinated Note" were no less favorable to the Company than could have been obtained from unaffiliated parties.

                                 OTHER MATTERS

  The Board of Directors of the Company knows of no other matters which may come before the Meeting. However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote such proxy in accordance with their discretion.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          John W. Thomson
                                          Secretary

                                   EXHIBIT A

                      TELEPORT COMMUNICATIONS GROUP INC.

                        RESTRICTED STOCK AND BONUS PLAN

                                   ARTICLE I

                                    PURPOSE

  The purpose of the Teleport Communications Group Inc. Restricted Stock and Bonus Plan (the "Plan") is to provide opportunities for select employees to acquire shares of Class A Common Stock of Teleport Communications Group Inc. (the "Company"). The Plan is designed to attract, retain and reward select employees of exceptional skill upon whom, in large measure, the Company's sustained growth and profitability depend.

                                  ARTICLE II

                                  DEFINITIONS

  The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article:

    2.1 Award: Means any Restricted Stock or Bonus Stock granted to a Participant under the Plan.

    2.2 Award Agreement: Means any written agreement, contract or other instrument or document, including Committee resolutions, evidencing an Award.

    2.3  Board: Means the Board of Directors of the Company.

    2.4 Bonus Stock: Means Shares granted to a Participant under Article VI of the Plan that are not subject to any restrictions or risk of forfeiture.

    2.5  Committee: Means the Compensation and Benefits Committee of the
  Board.

    2.6 Company: Means the Teleport Communications Group Inc., a Delaware corporation and its successors.

    2.7  Effective Date: Means January 1, 1997.

    2.8 Participant: Means each individual who has been granted an Award under the Plan.

    2. 9 Plan: Means the Teleport Communications Group Inc. Restricted Stock and Bonus Plan.

    2.10 Restricted Period: Means the period of time from the date of grant of Restricted Stock until the time the Award is no longer subject to any restrictions or risk of forfeiture.

    2.11 Restricted Stock: Means Shares granted to a Participant under
  Article V of the Plan that are subject to certain restrictions and to a risk of forfeiture.

    2.12 Share: Means one share of Class A Common Stock of the Company.

                                  ARTICLE III

                                ADMINISTRATION

  3.1 The Committee shall administer the Plan and shall have full and discretionary power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, which it believes reasonable and proper. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

  3.2 The Committee shall have full and discretionary power to select Participants of the Plan; determine the type or types of Awards to be granted to each Participant; determine the number of Awards to be granted; determine the number of Shares to which an Award will relate; set forth the terms, conditions and limitations applicable to each Award; and determine all other matters in connection with an Award.

                                  ARTICLE IV

                            ELIGIBILITY AND SHARES

  4.1 Eligibility: Any employee of the Company, any employee of a business entity to be acquired by the Company or any individual the Company wishes to employ may be selected by the Committee, in its discretion, to participate in the Plan, except that no Shares shall be issued to an individual unless he or she becomes employed by the Company or any of its affiliates.

  4.2 Shares Subject to Plan: The total number of Shares of Restricted Stock or Bonus Stock which may be granted under the plan shall be one million (1,000,000). The Shares awarded under the Plan may be authorized but unissued Shares or treasury Shares, as the Committee from time to time may determine. Any Restricted Stock that is forfeited before the restrictions lapse shall be available for subsequent grants of Restricted Stock or Bonus Stock under the Plan to the extent that the Participant by whom such Shares were forfeited did not, prior to the date of forfeiture, receive any benefits of ownership with respect to the Restricted Stock.

  4.3 Award Agreements: All Awards under the Plan shall be evidenced by an Award Agreement. All agreements evidencing Awards shall specify the total number of Shares subject to each grant, the effective date of the Award, and the terms and conditions of the Awards.

                                   ARTICLE V

                            RESTRICTED STOCK AWARDS

  5.1 Issuance and Restrictions: The Committee is authorized to grant Participants awards of Restricted Stock. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee shall indicate in the Award Agreement (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise as determined by the Committee as set forth in the Award Agreement.

  5.2 Certificate of Shares: Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock and the Company shall retain physical possession of the certificates. When the Participant's rights to the Restricted Stock become vested, the Company will, as soon as is administratively practical thereafter, deliver the certificates representing those Shares to the Participant, who may thereafter exercise full rights as owner of the Shares without restriction under this Plan.

  5.3 Participant's Rights as Shareholder Prior to Vesting: Except as specifically set forth in the Award Agreement, the Participant shall have all rights and privileges of a stockholder as to his or her Restricted Stock, including the rights to vote and to receive dividends, except that the following restrictions shall apply: (i) none of the Shares of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period; and (ii) the Participant shall, if requested by the Company, execute and deliver to the Company, a stock power endorsed in blank.

  5.4 Nontransferability of Shares: Neither the Restricted Stock nor any right hereunder shall be transferable or be subject to attachment, execution or other similar process while such Restricted Stock is subject to restrictions or not vested. Any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of his or her Restricted Stock, while subject to restrictions or not vested, or of any right under the Plan or any Award Agreement, except as provided for herein, or any levy or any attachment, execution or similar process upon the rights or interest conferred under the Plan or any Award Agreement, shall be null and void.

  Notwithstanding any provision of the Plan to the contrary, the following exceptions to the prohibition against the transfer of Restricted Stock shall apply unless otherwise provided for in the Award Agreement.

    (i) Certain Reorganizations: If the Company enters into any merger, reorganization or other transaction that results in the exchange of cash or other property for Shares, Participant may take such steps as may be necessary to effect the exchange. Any property or cash received in exchange for Restricted Stock will be substituted for the Restricted Stock for purposes of the Plan and will be subject to the terms of the Plan in the same manner as the Restricted Stock for which it was exchanged. The Company will retain physical possession of any security or property received in an exchange for Restricted Stock, and Participant agrees to provide the Company with a stock power, endorsed in blank, with respect to any stock received in such an exchange.

    (ii) Tender Offers: If any person makes a "bona fide tender offer", meaning any transaction evidenced by the filing of Schedule 14D-1 with the Securities and Exchange Commission or any similar transaction as determined in the sole discretion of the Company, that includes an offer to purchase Restricted Stock, Participant may agree to tender any or all Restricted Stock. Upon the acceptance of any such tender, the Company will deliver the certificates representing the tendered Restricted Stock to the person making the tender offer, and the provisions of this Plan will cease to apply to such Restricted Stock and will apply to the securities or cash tendered for the Restricted Stock.

    (iii) Death: The transfer of Restricted Stock at the Participant's death by will, through intestate succession or by the designation of a beneficiary under Section 7.3 of the Plan will not be deemed to be a transfer for purposes of the Plan.

  5.5 Dividends: Unless otherwise provided in the Award Agreement, cash dividends paid on Restricted Stock shall be paid to the Participant. Shares distributed in connection with a stock split or stock dividend, and other distributions of noncash property to shareholders shall be subject to the restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.

  5.6 Forfeitures: Upon termination of employment from the Company and its affiliates, Restricted Stock that is at that time subject to restrictions or not vested shall be forfeited and reacquired by the Company; however, any Award Agreement may provide that restrictions or forfeiture conditions relating to Restricted Stock will be waived (in whole or in part) in the event of termination resulting from specified causes.

                                  ARTICLE VI

                              BONUS STOCK AWARDS

  The Committee is authorized to grant Participants awards of Shares without restriction or risk of forfeiture as a "bonus" for services provided by the Participants to the Company. The Committee shall determine, in its discretion, the terms and conditions of such Awards and may, in its discretion, condition the grant of any such Bonus Stock Award on the satisfaction of performance or other criteria specified in an Award Agreement related to such Award.

                                  ARTICLE VII

                                 MISCELLANEOUS

  7.1 Withholding Taxes: The Committee shall have the discretion to either (i) cause the Company to retain and withhold Shares from any Award in an amount necessary to satisfy the amount of Federal, state and local taxes required to be withheld or otherwise deducted and paid with respect to such award, or (ii) require the Participant to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right, in its sole discretion, to withhold sums from any other compensation due the Participant from the Company for any such taxes.

  7.2 No Claim or Right of Employment Under the Plan: Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be employed by or to be retained in the employ of the Company or any affiliate thereof.

  7.3 Designation and Change of Beneficiary: Each Participant shall file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to exercise the Participant's rights, if any, and receive the amount, if any, payable under the Plan following his or her death. A Participant may, from time to time, revoke or change his or her beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; however, no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If a deceased Participant has not properly designated a beneficiary or if the designated beneficiary does not survive the Participant, Plan benefits shall be paid in the following order (determined as of the Participant's date of death): (i) surviving spouse, if none, then (ii) children, per stirpes, if none then (iii) the Participant's estate.

  7.4 Transfers to Persons Other Than Participant: If the Committee shall find that any person to whom Shares are to be transferred under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then transfers due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs, be made to his or her spouse, child, relative, institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to Shares. Any such transfer shall be a complete discharge of the liability of the Committee and the Company therefor.

  7.5 No Liability of Committee Members: Any claim under this Plan is solely the obligation of the Company. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member (or on his or her behalf) in his or her capacity as a member of the Committee or by reason of any mistake of judgment made by him in good faith. The Company shall indemnify and hold harmless each employee, officer or partner of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including reasonable counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. The indemnification provided for in this Section shall be in addition to any rights of indemnification such Committee member has as a director or officer pursuant to law.

  7.6 Governing Law; Gender; Headings: The Plan shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflicts of law thereof. If any provision of this Plan is invalid or unenforceable, it will not affect the other Plan provisions, and the Plan shall remain in effect as though the invalid or unenforceable provisions were omitted. Except when otherwise indicated by the context, references herein to the masculine gender shall include the feminine and/or neuter genders, and references herein to the plural shall include the singular, and vice versa. Headings herein are for convenience of reference only and shall not be considered in construing the Plan.

  7.7 Binding Nature of Plan: This Plan is binding upon the heirs, executors and administrators of the Participant and on the successors and assigns of the Company.

  7.8 Regulatory Compliance and Listing: The issuance or delivery of any Shares may be postponed by the Company for such period as may be required to comply with any applicable requirements under Federal securities laws, any applicable listing requirements of any national securities exchange or any requirements under any other law or regulations applicable to the issuance or delivery of such Shares and the Company shall not be obligated to issue or deliver any such Shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority or any national securities exchange.

                                 ARTICLE VIII

                           AMENDMENT OR TERMINATION

  8.1 Amendment or Termination: The Committee may at any time terminate the Plan and may from time to time alter or amend the Plan or any part thereof or Award issued thereunder, provided, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such termination, alteration or amendment may not be impaired without the consent of the Participant and, provided further, that no alteration or amendment may be made without the approval of the Company's shareholders if such approval is required by any Federal or state law or by the rules of any stock exchange on which the Shares may be listed.

                                                                      EXHIBIT B

                      TELEPORT COMMUNICATIONS GROUP INC.

                       1997 EMPLOYEE STOCK PURCHASE PLAN

                            EFFECTIVE JULY 1, 1997

  The purpose of this Plan is to attract and retain qualified employees to promote the business of Teleport Communications Group Inc. by providing its employees with an opportunity to purchase its Class A common stock.

  1. Definitions

  "Average Market Price" shall mean the average of the closing price of the Corporation's Shares on the NASDAQ National Market System on the ten (10) trading days prior to a given day.

  "Beneficiary" shall have the meaning set forth in Section 25.

  "Code" shall mean the Internal Revenue Code of 1986, as amended.

  "Committee" shall mean the Compensation Committee appointed by the Board of Directors of the Corporation.

  "Compensation" shall mean the annual compensation paid by the Corporation or its Subsidiaries to a Participant as determined in the sole discretion of the Committee.

  "Corporation" shall mean Teleport Communications Group Inc.

  "Disability" shall mean, with respect to any Participant, a disability which entitles the Participant to benefits under the Company's long-term disability insurance policy, or in the absence of any such policy, a total and permanent disability as determined by the Committee in its sole discretion.

  "Eligible Employee" shall have the meaning set forth in Section 4.

  "Exercise Date" shall mean with respect to any offering, the last day of the Offering Period or any day(s) within the Offering Period designated by the Committee. In no event shall the Exercise Date be more than twenty seven (27) months from the Grant Date, unless the purchase price is to be no less than eighty-five percent (85%) of the Average Market Price of the Shares on the Exercise Date, in which event the Exercise Date shall be no more than five (5) years from the Grant Date.

  "Grant Date" shall mean the first business day of each Offering Period.

  "Offering Period" shall mean a period of three (3) months or more, determined at the sole discretion of the Committee, beginning on the date determined by the Committee for the issuance of Options.

  "Option" shall mean a right granted to an Eligible Employee by the Committee pursuant to the Plan to purchase shares in an Offering Period.

  "Participant" shall mean an Eligible Employee who elects to participate in the Plan pursuant to Section 6.

  "Plan" means the Teleport Communications Group Inc. Employee Stock Purchase Plan as set forth herein and amended from time to time.

  "Plan Year" means the twelve-month period commencing July 1 and ending June
30.

  "Retirement" shall mean termination of employment following a Participant's attainment of (i) age sixty-five (65), or (ii) early retirement date as defined in the Teleport Communications Group Inc. Retirement Savings Plan or a successor plan.

  "Shares" shall mean shares of the Class A common stock, $.01 par value per share, of the Corporation.

  "Subsidiary" shall mean a subsidiary of the Corporation within the meaning of Section 424(f) of the Code and the regulations promulgated thereunder, which has been designated by the Committee as a participating employer in this Plan.

  2. Administration. The Plan shall be administered by the Committee. Members of the Committee shall not be Eligible Employees. The Committee shall have the sole and discretionary authority to make rules and regulations for the administration of the Plan and to interpret the Plan. The Committee's interpretations and decisions with regard thereto shall be final, binding and conclusive on all interested parties. The Committee's interpretations, if any, of identical terms used in employee stock purchase plan(s) previously adopted by the Corporation shall apply under this Plan, unless the Committee determines otherwise.

  3. Stock Subject to the Plan. The Corporation hereby reserves and makes available for purchase under the Plan One Million Five Hundred Thousand (1,500,000) Shares. In the event any Option granted under the Plan is canceled or expires unexercised, the number of Shares no longer subject to such Option shall automatically become available for new awards under the Plan.

  4. Eligible Employees. All employees of the Corporation or any of its Subsidiaries as of a Grant Date shall be eligible to participate in the Plan, except employees (i) whose customary employment is twenty (20) hours or less per week or not more than five (5) months in any calendar year, or (ii) who immediately after any Grant Date, would own five (5) percent or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary. For purposes of the preceding sentence, the rules of Sections 423(b)(3) and 424(d) of the Code shall apply in determining the employee's percentage of stock ownership.

  5. Offerings. On each Grant Date, the Committee shall grant each Eligible Employee an Option to purchase Shares under the Plan.

  6. Participation. An Eligible Employee on the Grant Date may become a Participant in such offering by completing any election forms deemed appropriate by the Committee.

  7. Payment. A Participant may pay for any Shares by completing a payroll deduction authorization form and forwarding it to his or her employer's payroll department. The form will authorize a regular payroll deduction from the Participant's compensation for the purpose of purchasing Shares, and will specify the date on which such deduction is to commence, which may not be retroactive. A Participant may not change his or her payroll deduction but may cancel his or her payroll deduction pursuant to Section 8. At the sole discretion of the Committee, a Participant may pay for any Shares by: (i) making a lump-sum contribution to his or her employer's payroll department at least five (5) business days prior to the Exercise Date; (ii) delivering to the Committee at least ten (10) business days prior to the Exercise Date a properly executed exercise notice together with irrevocable instructions to a broker to sell such Shares from the Participant's Option as are necessary to satisfy the purchase price and to promptly remit such sale proceeds to the Corporation; or (iii) delivering to the Committee at least ten (10) business days prior to the Exercise Date written directions to the Corporation to withhold from the Participant's Option such Shares as are necessary to satisfy the purchase price.

  8. Cancellation. A Participant may, at any time and for any reason, cancel his or her payroll deduction authorization, provided the balance accumulated in the Participant's payroll deduction account shall be applied to the purchase of Shares on the Exercise Date, subject to Sections 9 and 12 hereof. Any cancellation shall be in writing delivered to the Vice President, People Services. Once a Participant cancels his or her payroll authorization he or she may not thereafter begin payroll deductions again during the remainder of the Offering Period. A Participant may not withdraw amounts accumulated through payroll deduction.

  9. Options.

  (a) Each Eligible Employee as of each Grant Date will be granted an Option to purchase a number of Shares under a uniform formula specified by the Committee, provided no Employee shall be granted in one year Options for a number of Shares in excess of 10 percent of his or her Compensation divided by the purchase price for each Share. No Eligible Employee may be granted an Option which permits him or her during any one calendar year to purchase Shares under the Plan, and any other stock purchase plan of the Corporation or its Subsidiaries, which exceed in value twenty-five thousand dollars ($25,000) based on the Average Market Price of the Shares on the Grant Date of the Option.

  (b) The purchase price for each Share purchased under the Plan shall be determined by the Committee, in accordance with Section 423 of the Code, and will be no less than eighty-five percent (85%) of the Average Market Price at the Grant Date or Exercise Date; provided, however, that in no event shall the purchase price be less than the par value of such Shares. Shares shall be purchased on the Exercise Date and certificates showing ownership shall be available to be issued to a Participant (automatically or at the request of the Participant, as determined by the Committee) as soon as practicable thereafter.

  (c) Any Options outstanding on the Exercise Date automatically shall be exercised to the extent the Participant's accumulated payroll deductions satisfy the purchase price, provided Options shall be exercised only to the extent of full shares; Options may not be exercised to purchase fractional Shares. Any Options which are not exercised by the Exercise Date shall be canceled. Any balance remaining in a Participant's payroll deduction account after Shares have been purchased on the Exercise Date shall be rolled forward and applied to the next succeeding Offering Period or, if the Participant so elects, refunded to the Participant without interest.

  10. Registration of Certificates. Share certificates may be registered only in the name of the Participant, or, if the Participant so indicates on his or her election form, in joint tenancy with a member of the Participant's family, with right of survivorship. A Participant who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in the Participant's name as tenant in common or as community property with a member of the Participant's family, without right of survivorship.

  11. Rights as a Stockholder. None of the rights or privileges of a stockholder of the Corporation shall exist with respect to Options issued under the Plan unless and until Shares have been purchased on behalf of the Participant and stock certificates have been issued.

  12. Rights on Retirement, Death or Termination of Employment. In the event of a Participant's Retirement, death, or Disability prior to the Exercise Date, and the Participant or his or her Beneficiary do not cancel the Option prior to the Exercise Date, any Options outstanding on the Exercise Date shall be exercised to the extent of the Participant's accumulated payroll deductions satisfy the purchase price plus the lump sum payment, if any (to the extent permitted by the Committee), made by the Participant or his or her beneficiary within five (5) business days of the Exercise Date. If, prior to the Exercise Date the Participant terminates employment for any reason other than Retirement, Death or Disability, his or her Option shall be canceled and his or her payroll deductions, if any, shall be refunded without interest. All refunds of payroll deduction contributions made under the Plan shall be made as promptly as possible.

  13. Rights Not Transferable. A Participant shall not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan, other than by will or the laws of descent and distribution. Any attempted disposition in violation of the preceding sentence shall be null and void. Any Option hereunder must be exercised by the employee during his or her lifetime, or, after his or her death, by his or her Beneficiary.

  14. Application of Funds. All payroll deduction contributions held by the Corporation under the Plan may be used for any corporate purpose prior to its application to the purchase price for an Option.

  15. Adjustment in Case of Changes Affecting the Corporation's Stock. In the event of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any purchase of Shares at a price substantially below fair market value, or of any similar change affecting the capital structure of the Corporation, the number and kind of Shares available for awards under the Plan shall be appropriately adjusted, consistent with such change, in such manner as the Committee in its sole discretion may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section, and such adjustment shall be effective and binding for all purposes of the Plan.

  16. Amendment of the Plan. The Board of Directors may at any time, or from time to time, retroactively or prospectively, amend the Plan in any respect, except that, without the approval of a majority of the shares of stock of the Corporation then issued and outstanding and entitled to vote, no amendment shall be made (i) increasing or decreasing the number of Shares authorized for the Plan under Section 3 (other than as provided in Section 15), (ii) decreasing the purchase price per Share under Section 9(b), (iii) withdrawing the administration of the Plan from the Committee, or (iv) permitting any Options under the Plan to be granted to a member of the Committee or to a person who is administering any stock option plan of the Corporation or a Subsidiary or any employee stock purchase plan of the Corporation or a Subsidiary. The Administrative Committee under the Retirement Savings Plan may make any amendments to the Plan necessary to continue the Plan's qualification as a Plan described in Section 423 of the Code.

  17. Termination of the Plan. This Plan and all rights of employees under any offering hereunder shall terminate at any time, at the discretion of the Board of Directors. Upon termination of the Plan, all Options shall be canceled and all amounts in the payroll deduction accounts of Participants shall be carried forward into the Participant's payroll deduction account under a successor Plan, if any, or refunded to the Participant with interest equal to five percent (5%) per annum.

  18. Investment Representation. A Participant, if required by the Committee, shall deliver to the Committee at the time of any exercise of an Option or portion thereof a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation to the Corporation prior to the delivery of any Shares issued upon exercise of any Option and prior to the expiration of the Offering Period shall be a condition precedent to the right of the Participant or his or her Beneficiary to purchase any Shares.

  19. Plan Shares Purchases. The Committee may purchase outstanding Shares on behalf of the Plan, upon such terms as the Committee may approve, for delivery under the Plan or use authorized but unissued Shares reserved by the Corporation for issuance hereunder.

  20. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflicts of law thereof. The Plan is intended to qualify as a Plan which satisfies the requirements of Section 423 of the Code. Any interpretation hereunder shall be made in accordance with such Code Section and the regulations promulgated thereunder.

  21. No Liability of Committee Members. No member of the Committee shall be personally liable (i) by reason of any contract or other instrument executed by such member or by his or her authorized agent in his or her capacity as a member of the Committee, or (ii) for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each employee, officer and director of the Corporation and its Subsidiaries to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or reasonable expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors of the Corporation) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. The indemnification provided for in this
Section 21 shall be in addition to any rights of indemnification such individual has as a director or officer pursuant to law, or under his or her employer's certificate of incorporation or by-laws.

  22. Successor Corporation. The obligations of the Corporation under the Plan shall be binding upon the successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation.

  23. Withholding. Upon the exercise of any Option under the Plan, the Participant's employer shall have the right to require the Participant (or his or her representative): (i) to remit an amount sufficient to satisfy all Federal, state and local withholding tax requirements prior to the delivery of any Share certificate; or (ii) in the alternative, the Committee in its discretion may either permit the Participant to provide irrevocable instructions to a broker to sell such Shares from the Participant's Option as are necessary to satisfy any tax withholding obligation and to promptly remit such sale proceeds to the Corporation or have withheld from the Participant's Option such Shares as are necessary to satisfy any tax withholding obligation.

  24. Notice of Premature Disposition. A Participant or former Participant who disposes of Shares acquired under the Plan within (i) two (2) years of the Grant Date of the Options by which such Shares were acquired, or (ii) twelve
(12) months of the date of transfer of Shares to him or her, shall notify in writing the Secretary of the Corporation of such disposition and shall make appropriate arrangements for satisfying income and payroll tax withholding requirements.

  25. Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any Shares and/or payment under the Plan in the event of the Participant's death. Such designation may be changed by the Participant at any time by written notice to the Vice President, People Services of the Corporation, but to be effective such notice must be received prior to the Participant's death. In the event a Participant dies without designating a Beneficiary, or if the designated Beneficiary predeceases the Participant, the Participant's spouse shall be his or her Beneficiary, or in the absence of a spouse, the Participant's estate shall be his or her Beneficiary.

  26. Corporation's Payment of Expenses Related to the Plan. The Corporation will bear all expenses incurred in administering the Plan, including expenses of issuing Shares provided hereunder.

  27. Plan and Rights to Purchase Common Stock Not to Confer Rights with Respect to Continuance of Employment. The Plan and any right to purchase Shares under the Plan shall not confer upon any employee any right with respect to continuance of employment by the Corporation or a Subsidiary and shall not restrict or interfere in any way with the right of the Corporation or a Subsidiary to terminate his or her employment at any time.

  28. Gender and Number; Captions. Whenever used in the Plan, the masculine gender shall include the feminine, and the singular shall include the plural, unless the context indicates otherwise. The captions preceding the Sections of the Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of the Plan.

  29. Effective Date. The Plan is effective as of July 1, 1997, provided it has received approval by the shareholders of the Corporation.

                                                     APPENDIX--FORM OF PROXY

                      TELEPORT COMMUNICATIONS GROUP INC.

                             CLASS A COMMON STOCK

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS - MAY 14, 1997

    The undersigned hereby appoints John W. Thomson, W. Terrell Wingfield, Jr. and John A. Scarpati and each of them, with full power of substitution for and in the name of the undersigned, to vote all Common Stock, par value $.01 per share, of Teleport Communications Group Inc., a Delaware corporation, that the undersigned would be entitled to vote if personally present at the 1997 Annual Meeting of Stockholders to be held at The Nassau Inn, 10 Palmer Square, Princeton, New Jersey on Wednesday, May 14, 1997 at 1:30 p.m., local time, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card, and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

    THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF TELEPORT COMMUNICATIONS GROUP INC. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 AND WITH RESPECT TO ITEM 5, AS SAID PROXIES, AND EACH OF THEM, MAY DETERMINE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.


                                        TELEPORT COMMUNICATIONS GROUP INC.
                                        P.O. BOX 11390
                                        NEW YORK, NY 10203-0390

                                                        APPENDIX--FORM OF PROXY


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4.

1. Election of Directors       FOR all nominees [X]
                               listed below

   WITHHOLD AUTHORITY to vote  [X]       *EXCEPTIONS [X]
   for all nominees listed below

Nominees: Robert Annunziata, Brendan R. Clouston, John R. Dillon, Gerald W.
          Gaines, Jimmy W. Hayes, James Bruce Lewellyn, James O. Robbins, Brian
          L. Roberts, C.B. Rogers, Larry E. Romrell, Lawrence S. Smith, Bernard
          W. Schotters, David M. Woodrow.
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.) *Exceptions ____________________________________________________________________

2. Ratification of appointment of Deloitte & Touche LLP as the Corporation's independent auditors for the year ending December 31, 1997.

   FOR [X]     AGAINST [X]     ABSTAIN [X]

3. Approval of the adoption of the 1997 Employee Stock Purchase Plan.

   FOR [X]     AGAINST [X]     ABSTAIN [X]

4. Approval of the adoption of the Restricted Stock and Bonus Plan.

   FOR [X]     AGAINST [X]     ABSTAIN [X]

5. In their discretion on such other matters as may properly come before the meeting or any adjournment thereof.

                                     Change of Address and
                                     or Comments Mark Here [X]

NOTE: Please date and sign this proxy exactly as your name appears hereon. In case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If the proxy is submitted by a corporation or partnership, it should be executed in the full corporation or partnership name by a duly authorized person.

Dated: _______________________, 1997

____________________________________
           Signature

____________________________________
           Signature

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK. [X]

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE PROMPTLY.)